November 6, 2019 {FULL NAME} Dear {FIRST NAME}: As we work to transform Dean Foods Company (the “Company”), it is critical that key employees like you remain with the Company. You possess a highly valuable skill set and knowledge, and your efforts and contributions are vital to the stability and future of the business. The Company has instituted a special retention program for a very limited number of key employees and, in recognition of your importance to the future of the Company, is pleased to offer you a special one-time retention bonus of {Retention Amount} (the “Retention Bonus”). In return for your commitment to remain with the Company, the Retention Bonus will be paid to you on November 8, 2019, subject to the terms set forth on the following pages. Please return a signed copy of this letter agreement (this “Agreement”) to Mary Kay Gribbons, Senior Vice President, Human Resources, by no later than Thursday, November 7, 2019. Sincerely, Eric Beringause President and Chief Executive Officer Dean Foods

2 1. Payment Date: The Company will pay the Retention Bonus on November 8, 2019. 2. Clawback: You agree to repay the entire Retention Bonus to the Company within 30 days following your voluntarily resignation without Good Reason or your being terminated by the Company for Cause, in either case prior to the earlier of: a. November 8, 2020; b. the consummation of a sale of all or substantially all of the Company’s assets; and c. the effective date of the Company’s emergence from bankruptcy. “Cause” to terminate your employment will exist if: (a) you fail to meet the Company’s performance expectations after being provided a written warning regarding your performance deficiency; (b) you violate the Company’s Code of Ethics; (c) you engage in conduct that does harm to the Company’s business; or (d) you violate the terms of this Agreement. “Good Reason” means any of the following, in each case, without your consent and as compared to what was in effect on November 8, 2019: (a) a material breach by the Company of any material written agreement between you and the Company; (b) a reduction in your base salary or target annual bonus amount; (c) a material diminution of your authority, duties, or responsibilities; or (d) a change in your principal work location to a location more than fifty (50) miles from such offices immediately prior to the relocation. Notwithstanding the foregoing, Good Reason will cease to exist if: (x) you fail to provide written notice to the Company within thirty (30) days of the occurrence, (y) the Company substantially corrects such occurrence within thirty (30) days following receipt of your written notice, or (z) your failure to actually terminate employment within the ten (10) day period following the expiration of the Company’s thirty (30) day cure period. 3. Termination for Good Reason, without Cause, Death, or Disability. If you voluntarily resign for Good Reason, or if your employment is terminated by the Company without Cause, due to your death, or by the Company due to your having a disability (as defined by the Company’s then-current long- term disability plan), you will be entitled to retain the full amount of the Retention Bonus. 4. Tax Withholding. The Company may withhold from the Retention Bonus such federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation. The Company is not making any warranties or representations to you with respect to the income tax consequences of the Retention Bonus. You are hereby advised to consult with your own tax advisor with respect the tax consequences to you of the Retention Bonus and, if applicable, the repayment thereof. 5. Other Benefits. The Retention Bonus is a special payment to you and will not be taken into account in computing the amount of salary or compensation for purposes of determining any other bonus, incentive, pension, retirement, death, or other benefit under any other bonus, incentive, pension, retirement, insurance, or other employee benefit plan of the Company, unless such plan or agreement expressly provides otherwise. 6. Employment at Will. The payment of the Retention Bonus (and your acceptance thereof) does not change the at-will nature of your employment relationship, which means that both you and the Company have the right to terminate your employment at any time, with or without advance notice and with or without cause.

3 7. Miscellaneous. You agree that you will use your best efforts to perform your duties and responsibilities to the Company. You also agree that you will keep the terms of this Agreement confidential, and will not, except as required by law, disclose the terms of this Agreement to any person other than your spouse or professional advisors (who must also keep the terms of this Agreement confidential). You further agree that you will comply with all other confidentiality and other restrictive covenants that you may be subject to under any other agreement with, or policy of, the Company or any of its affiliates. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware without reference to any choice of law provisions. {FIRST NAME}, we truly appreciate your previous and future dedicated service to the Company. ACCEPTED Signature: __________________________ Name: __{FULL NAME}___________ Date: __________________________ cc. David Bruns Mary Kay Gribbons